Registration No. 33-____________
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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                            __________________


                                 FORM S-8
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933

                      SHORELINE FINANCIAL CORPORATION
          (Exact name of registrant as specified in its charter)
                            __________________

               MICHIGAN                                 38-2758932
    (State or other jurisdiction of                  (I.R.S. employer
    incorporation or organization)               identification number)

                            823 Riverview Drive
                       Benton Harbor, Michigan 49022
            (Address of principal executive offices, zip code)

                      SHORELINE FINANCIAL CORPORATION
                         401K/PROFIT-SHARING PLAN
                         (Full title of the plan)

         DAN L. SMITH            Copies to:          GORDON R. LEWIS
    CHAIRMAN, PRESIDENT AND                      WARNER NORCROSS & JUDD LLP
    CHIEF EXECUTIVE OFFICER                       900 OLD KENT BUILDING
SHORELINE FINANCIAL CORPORATION                   111 LYON STREET, N.W.
      823 RIVERVIEW DRIVE                   GRAND RAPIDS, MICHIGAN 49503-2489
 BENTON HARBOR, MICHIGAN 49022

                  (Name and address of agent for service)

                              (616) 927-2251
       (Telephone number, including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE
       TITLE OF                                  PROPOSED MAXIMUM      PROPOSED MAXIMUM
   SECURITIES TO BE          AMOUNT TO BE         OFFERING PRICE          AGGREGATE              AMOUNT OF
      REGISTERED              REGISTERED           PER SHARE<F3>       OFFERING PRICE<F3>    REGISTRATION FEE
     Common Stock,         200,000 shares <F1>       21.25<F2>           4,250,000<F2>           $1,465.52
   without par value




<F1> Plus such indeterminate number of additional shares as may be required to be issued in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock resulting from a subdivision of such shares, the payment of a stock dividend, or certain other capital adjustments.

<F2> Estimated solely for the purpose of calculating the registration fee.

<F3> On August 16, 1996, the mean between the high and low prices of the
     Company's Common Stock reported on The NASDAQ Stock Market was
     $21.25.

          In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


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                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission are incorporated in this registration statement by reference:

           (a) The Registrant's latest annual report and the latest annual report of the Shoreline Financial Corporation 401k/Profit-Sharing Plan (the "Plan") filed pursuant to
                Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

           (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

           (c) The description of the Registrant's Common Stock which is contained in the Registrant's Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant (also referred to as the "Corporation") pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.








                      II-1
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Shoreline's Restated Articles of Incorporation require indemnification of Shoreline's directors to the maximum extent permitted by the Michigan Business Corporation Act. The Restated Articles vest in Shoreline's board of directors the discretion to provide the same degree of indemnification to Shoreline's officers on a case-by-case basis. The following is a summary of the pertinent provisions of the Michigan Business Corporation Act.

            Sections 561-567 of the Michigan Business Corporation Act contain provisions governing the indemnification of officers and directors by Michigan corporations. That statute provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or serving another corporation or other enterprise at the request of the corporation, against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, or, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

            Indemnification of expenses, including attorneys' fees, is allowed in derivative actions except that no indemnification is allowed in respect of any claim, issue or matter as to which such person shall have been found liable to the corporation unless a court decides indemnification is proper. To the extent any such person succeeds on the merits or otherwise, he shall be indemnified against expenses, including attorneys' fees. A determination that the person to be indemnified meets the applicable standard of conduct, if not made by a court, shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action; if such a quorum is not obtainable, by a majority vote of a committee


                      II-2
        designated by the board of directors consisting of two or more directors not parties to the action, suit or proceeding; by independent legal counsel; by all independent directors who are not parties or threatened to be parties in the action, suit, or proceeding; or by the shareholders. Expenses may be paid in advance upon receipt of an undertaking to repay. A corporation may purchase indemnity insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        The following exhibits have been filed as part of this registration statement:

        EXHIBIT
        NUMBER                   DOCUMENT

          4(a) The Corporation's Restated Articles of Incorporation, filed as Exhibit 1(a) to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1994, are incorporated herein by reference.

          4(b) The Corporation's Bylaws, filed as Exhibit 3(b) to the Registrant's Form S-1 Registration Statement filed March 23, 1990, are incorporated herein by reference.

          5(a)      Opinion Regarding Legality of Securities Offered.

          5(b)      Undertaking to Submit Plan to the Internal Revenue
                    Service.

         23(a)      Consent of Warner Norcross & Judd LLP--Included in
                    Exhibit 5(a) and incorporated herein by reference.

         23(b)      Consent of Independent Auditors.

         23(c)      Consent of Independent Auditors.

         24         Powers of Attorney.

         99         1995 Plan Annual Report.

ITEM 9. UNDERTAKINGS.

           (a)  The undersigned Registrant hereby undertakes:



                      II-3
                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

                    (ii) To reflect in the prospectus any facts or
                events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) To include any material information with
                respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
           Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

           (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.




                      II-4
           (h) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

































                      II-5
                                SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Benton Harbor, State of Michigan, on the 21st day of August, 1996.


                                  SHORELINE FINANCIAL CORPORATION


                                  By  /S/ DAN L. SMITH
                                      Dan L. Smith
                                      Chairman, President and
                                        Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

    SIGNATURE                   TITLE                            DATE


/S/ DAN L. SMITH        Chairman, President, Chief           August 21, 1996
   Dan L. Smith          Executive Officer, and Director
                         (Principal executive officer)


*WAYNE R. KOEBEL        Executive Vice President,            August 21, 1996
   Wayne R. Koebel       Chief Financial Officer,
                         Secretary and Treasurer
                          (Principal financial officer
                          and principal accounting
                          officer)

*LOUIS A. DESENBERG     Director                             August 21, 1996
   Louis A. Desenberg


*MERLIN HANSON          Director                             August 21, 1996
   Merlin Hanson






                      II-6

    SIGNATURE                   TITLE                            DATE


*THOMAS T. HUFF         Director                             August 21, 1996
   Thomas T. Huff


*RONALD F. KINNEY       Director                             August 21, 1996
   Ronald F. Kinney


*JAMES E. LEBLANC       Director                             August 21, 1996
   James E. LeBlanc


*L. RICHARD MARZKE      Director                             August 21, 1996
   L. Richard Marzke


*JAMES F. MURPHY        Director                             August 21, 1996
   James F. Murphy


*ROBERT L. STARKS        Director                            August 21, 1996
   Robert L. Starks


*JEFFREY H. TOBIAN       Director                            August 21, 1996
   Jeffrey H. Tobian


*HARRY C. VORYS          Director                            August 21, 1996
   Harry C. Vorys


*RONALD L. ZILE          Director                            August 21, 1996
   Ronald L. Zile

*By /S/ DAN L. SMITH
    Dan L. Smith
    Attorney-in-Fact










                      II-7
    Pursuant to the requirements of the Securities Act of 1933, the trustees have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Benton Harbor, State of Michigan.

                            SHORELINE FINANCIAL CORPORATION
                            401K/PROFIT-SHARING PLAN

                            By SHORELINE BANK, TRUSTEE

                            By/S/ WAYNE R. KOEBEL
                                     Its Executive Vice President/Chief
                                         Financial Officer

                            Date: August 21, 1996




































                      II-8
                               EXHIBIT INDEX

                                                             SEQUENTIALLY
EXHIBIT                                                        NUMBERED
NUMBER                       DOCUMENT                            PAGE

  4(a)          The Corporation's Restated Articles of             *
                Incorporation, filed as Exhibit 1(a)
                to the Registrant's Quarterly Report on Form
                10-Q for the period ended June 30, 1994, are incorporated herein by reference.

  4(b)          The Corporation's Bylaws, filed as Exhibit 3(b)    *
                to the Registrant's Form S-1 Registration
                Statement filed March 23, 1990, are
                incorporated herein by reference.

  5(a)          Opinion Regarding Legality of Securities
                Offered.

  5(b)          Undertaking to Submit Plan to the Internal
                Revenue Service.

 23(a)          Consent of Warner Norcross & Judd LLP--Included    *
                in Exhibit 5(a) and incorporated herein by reference.

 23(b)          Consent of Independent Auditors.

 23(c)          Consent of Independent Auditors.

 24             Powers of Attorney.

 99             1995 Plan Annual Report.

*Incorporated by reference.